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                                                          EXHIBIT 21
                                 WICOR, Inc.
                        Subsidiaries of the Registrant
                                     State or Country         Percent Voting
Subsidiaries of WICOR, Inc.       in Which Incorporated        Stock Owned
--------------------------        ----------------------      --------------
Wisconsin Gas Company                    Wisconsin                 100%
Sta-Rite Industries, Inc.                Wisconsin                 100%
SHURflo Pump Manufacturing Company       California                100%
Hypro Corporation                        Minnesota                 100%
WEXCO of Delaware, Inc.                  Delaware                  100%
Hydro-Flow Filtration Systems, Inc.      California                 80%
WICOR FSC, Inc.                          Barbados                  100%
WICOR Energy Service Company             Wisconsin                 100%



Subsidiaries of Sta-Rite             State or Country         Percent Voting
     Industries                    in Which Incorporated       Stock Owned
---------------------------       ----------------------      --------------
WICOR Canada Inc.                        Canada                   100%
Sta-Rite de Mexico                       Mexico                    80%
Sta-Rite Industries GmbH                 Germany                   .5%
   Europa
WICOR Industries
  (Australia) Pty. Ltd.                  Australia                 100%
Onga (New Zealand) Pty. Ltd.             New Zealand               100%
Sta-Rite Holdings, B.V.                  Netherlands               100%
Nocchi Pompe S.p.A.                      Italy                      47%
Webster Electric Co.                     Delaware                  100%



  Subsidiary of WICOR              Country in Which           Percent Voting
  (Australia) Pty. Ltd.              Incorporated              Stock Owned
----------------------------       ----------------           --------------
Onga Pty. Ltd.                           Australia                 100%
Dega Research  Pty. Ltd.                 Australia                 100%




Subsidiaries of Sta-Rite           Country in Which           Percent Voting
     Holdings, B.V.                   Incorporated             Stock Owned
-----------------------------      -----------------          --------------
Sta-Rite Industries                      Germany                   95.5%
  GmbH Europa
Nocchi Pompe S.p.A.                       Italy                      30%


Subsidiary of Nocchi Pompe,         Country in Which          Percent Voting
          S.p.A.                      Incorporated             Stock Owned
-----------------------------       ----------------          --------------
Midi Pompes S.a.r.l.                     France                     100%
Nocchi Pompe Moscow                      Russia                      90%


Subsidiary of SHURflo Pump          Country in Which          Percent Voting
   Manufacturing Company              Incorporated              Stock Owned
-----------------------------       -----------------         --------------
SHURflo Ltd.                             England                    100%
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